UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2009

IDT CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-16371	22-3415036
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Broad Street Newark, New Jersey	07102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 438-1000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K/A filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On a Form 8-K filed with the Securities and Exchange Commission on September 23, 2009 (the “Original 8-K”), IDT Corporation (the “Registrant” or the “Company”) announced the general terms of the Registrant’s verbal understanding with James A. Courter, the Registrant’s former Chief Executive Officer (“CEO”) (as of the date of the Original 8-K, Mr. Courter was the Registrant’s CEO – a position he held through October 21, 2009), that had been approved by the Compensation Committee of the Registrant’s Board of Directors.  On December 16, 2009, the Registrant entered into an agreement (the “Agreement”) with Mr. Courter, which is effective as of October 21, 2009, finalizing the terms of Mr. Courter’s ongoing relationship with the Company.  As was noted on the Original 8-K and pursuant to the Agreement, Mr. Courter will continue to serve as Vice Chairman of the Company and as Vice Chairman of Genie Energy Corporation.  Mr. Courter will be paid $250,000 per annum throughout his lifetime so long as he fulfills the responsibilities and fulfills his service obligations as required in the Agreement.  As was noted on the Original 8-K and is set forth in the Agreement, Mr. Courter surrendered options to purchase 943,268 shares of Class B Common Stock of the Company and in return was issued 281,411 shares of Class B Common Stock of the Company (the “Shares”).   The Shares were issued pursuant to the Company’s 2005 Stock Option and Incentive Plan.  Pursuant to a Warrant to Purchase Common Stock (the “Warrant”) executed by the Registrant and Mr. Courter, for a period of five years from the effective date of the Agreement, and subject to certain conditions, Mr. Courter will have the right to exchange 225,129 shares of Class B Common Stock of the Company for 1,000 shares of common stock of Genie Energy Corporation owned by the Company (representing 1% of the outstanding equity of Genie Energy Corporation as of the date of the Warrant).  Pursuant to the Agreement, Mr. Courter received a special bonus of $542,059.71.  On December 20, 2009, Mr. Courter also received a performance-based bonus of $350,000 for his employment as CEO during Fiscal 2009.

Copies of the Agreement and the Warrant are attached hereto as Exhibit 10.01 and 10.02, respectively, and are incorporated by reference herein as if set forth in full. The descriptions of the terms and conditions of the Agreement and the Warrant set forth above are qualified in their entirety by reference to such exhibits.

The Original 8-K also disclosed grants of common stock and Class B common stock to Howard S. Jonas, the Registrant’s current CEO, made pursuant to an employment agreement (the “Grants”).  The numbers used in the Original 8-K did not reflect the 1-for-3 reverse stock split that the Registrant effected on February 24, 2009 (the “Reverse Split”).  Pursuant to the employment agreement, and taking into account the Reverse Split, Mr. Jonas was granted 1,176,427 restricted shares of the Registrant’s Class B Common Stock and 883,333 restricted shares of the Registrant’s Common Stock.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Document
10.01	Agreement, entered into as of October 21, 2009, between the Registrant and James A. Courter.
10.02	Warrant to Purchase Common Stock, entered into as of October 21, 2009, between the Registrant and James A. Courter.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDT CORPORATION

By:	/s/ Howard S. Jonas
Name:	Howard S. Jonas
Title:	Chief Executive Officer

Dated: December 22, 2009

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EXHIBIT INDEX

Exhibit Number	Document
10.01	Agreement, entered into as of October 21, 2009, between the Registrant and James A. Courter.
10.02	Warrant to Purchase Common Stock, entered into as of October 21, 2009, between the Registrant and James A. Courter.